UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 12, 2013

NuZee, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-176684	38-3849791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7940 Silverton Avenue, #109

San Diego,  CA  92126

(Address of principal executive offices, including zip code)

(858) 549-6893 or toll free (855) 936-8933

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02:       Unregistered Sales of Equity Securities.

On July 12, 2013,  NuZee, Inc. (the “Company”) completed a closing of a private offering (the “Offering”) of shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), at a price of $0.48 per share, for an aggregate purchase price of $1,362,140 (the “Purchase Price”).  Upon the closing, the Company issued 2,837,792 shares of its common stock to pursuant to the Offering.

We issued the securities to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended ) in an offshore transactions in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUZEE, INC.

Date:       July 17, 2013

By:	/s/ Craig Hagopian
Craig Hagopian, President